EXHIBIT 10.5

FIRST AMENDMENT

TO

LEASE AGREEMENT

This First Amendment to the Lease Agreement (the “Lease”), dated October 15, 2023, by and between G&A Real Estate Trust Group LLC as the "Landlord" and Veriheal Inc. hereinafter known as the "Tenant" is made effective as of: August 28, 2025 (the “First Amendment”).

Landlord and Tenant Agree to the amend the Lease as follows:

1.	Lease Term shall read:

LEASE TERM. This Lease shall commence on 15th day of October, 2023, and end on 15th day of October, 2025 (hereinafter referred to as the “Term”), unless otherwise terminated in accordance with the provisions of the Lease or extended for an additional term, upon written mutual agreement, within 90 days prior to the end of the then current term. Upon the end of the Term, the lease shall continue from month-to-month and be terminated upon the giving of 30-days prior written noticeby either Landlord or Tenant.  Upon termination, Tenant shall vacate the Property and deliver the same to the Landlord unless:

•	the Lease is formally extended by the Landlord and the Tenant in a writing signed by both parties; or
•

the Landlord willingly accepts Rent from the Tenant for a period beyond the original Term. Where the landlord accepts Rent for a period beyond the original Term, without a formal extension agreed to in writing by both parties, a month-to-month tenancy will be created.

2.

No other provisions of this are modified by this First Amendment, and the Lease shall remain in full force and effect, until terminated as provided for in this First Amendment and the Lease as amended herein.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease in multiple originals as of the undersigned date(s).

Landlord’s Signature ____________________________	Date _____________________

Tenant’s Signature ____________________________	Date _____________________